Exhibit 16.1

 BDO Seidman, LLP                                                                              1900 Avenue of the Stars
  Accountants and Consultants                                                         11th Floor
                                                                                                                            Los Angeles, CA 90067
                                                                                                                            Phone 310-557-0300
                                                                                                                            Fax 310-557-1777

February 3, 2005

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on January 31, 2005, to be filed by our former client, Entrada Networks, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP